THE ALKALINE WATER COMPANY INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON <>, <>

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of The Alkaline Water Company Inc. (the "Company") hereby appoints Richard A. Wright and David Guarino, and each of them, as attorneys and proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote all of the shares of common stock of the Company that the undersigned stockholder is entitled to vote at the annual meeting of stockholders of the Company to be held on <>, <>, <> at <>, Arizona time, at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix AZ 85016 or any adjournment thereof, on the matters set forth below, and in his discretion on any other matters as may be properly brought before the meeting or any adjournment thereof, with all the powers which the undersigned stockholder would possess if personally present at the meeting or any adjournment thereof.

The Board of Directors recommends a vote "For" all of the listed nominees and Proposals 1, 2, 3, 5, 6 and 7.

		For	Against	Abstain
1.

To approve the issuance of shares of common stock of the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 9, 2019, as amended from time to time, by and among the Company, AWC Acquisition Company Inc. and AQUAhydrate, Inc.

		[ ]	[ ]	[ ]

		For	Against	Abstain
2.

To approve the creation of a new Control Person (as defined in the policies of the TSX Venture Exchange) of the Company and the resulting change of control of the Company for the purpose of Nasdaq Listing Rule 5635

		[ ]	[ ]	[ ]

		For	Against	Abstain
3.

To approve the adjournment of the annual meeting of the stockholders of the Company, if necessary, to solicit additional proxies if sufficient votes to approve the proposals set forth above and below have not been obtained

		[ ]	[ ]	[ ]

		For	Against	Abstain
4.	To elect as a director of the Company:
Richard A. Wright
	David A. Guarino	[ ]	[ ]	[ ]
	Aaron Keay	[ ]	[ ]	[ ]
	Bruce Leitch	[ ]	[ ]	[ ]
	Brian Sudano	[ ]	[ ]	[ ]

		For	Against	Abstain
5.	To ratify the appointment of Prager Metis CPAs, LLC as the independent registered public accounting firm of the Company	[ ]	[ ]	[ ]

		For	Against	Abstain
6.	To approve the 2019 equity incentive plan of the Company	[ ]	[ ]	[ ]

		For	Against	Abstain
7.	To approve the delisting of common stock of the Company from the TSX Venture Exchange	[ ]	[ ]	[ ]

The shares represented by this proxy, when this proxy is properly executed, will be voted as directed by the undersigned stockholder or, if no such directions are made, the shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors, and as the proxies deem advisable on any other matters as may be properly brought before the meeting or any adjournment thereof.

This proxy is valid only when signed and dated.

Dated:___________________, 20____

__________________________________

                             Name

__________________________________

                         Signature

__________________________________

       Signature if shares held jointly

Please date this proxy and sign your name as it appears on your stock certificate(s). When shares are held jointly, all owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title and authority. If a corporation, please sign in full corporate name by authorized officer and give full title of the authorized officer. If a partnership, please sign in full partnership name by authorized person and give full title of the authorized person.

PLEASE VOTE BY 11:59 P.M. (EASTERN TIME) ON <>, <>.

VOTE BY INTERNET

Use the Internet to transmit your voting instructions at www.transhare.com. Click vote your Proxy and Follow the on-screen instructions.

VOTE BY EMAIL

Mark, sign and date your proxy card and return it via email to bizsolaconsulting@gmail.com. Include your control ID in your email.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Transhare, 2849 Executive Drive, Suite 200, Clearwater, Florida 33762.